UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2005 (September 2, 2005)

COMSTOCK HOMEBUILDING COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, SUITE 510 RESTON, VIRGINIA 20910
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 883-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Transaction.

A.            On September 2, 2005, Comstock Homebuilding Companies, Inc. (the “Company”), through Comstock Bellemeade, L.C. (the “Bellemeade Subsidiary”), a wholly-owned subsidiary of the Company, completed its due diligence and formally committed to an acquisition to be made pursuant to the Agreement of Sale, dated August 12, 2005 (as amended, the “Sale Agreement”), by and between Bellemeade Subsidiary and Fairfield Bellemeade Farms LLC, a Delaware limited liability company (the “Seller”).  The Sale Agreement provides for the acquisition of an apartment property known as Bellemeade Farms Apartments located in Leesburg, Virginia to be converted into condominiums, for a purchase price of approximately $44.1 million.  The Company, through Bellemeade Subsidiary, now intends to proceed to settlement on the acquisition.

Bellemeade Farms Apartments is currently a 316-unit apartment complex consisting of studio, one and two bedroom apartments.  The Company plans to convert the apartment units to condominium units and sell those converted and upgraded units to the public.  The Sale Agreement provides for the payment in full of the $44.1 million purchase price on the closing date, which is currently scheduled for September 2005.

B.            On September 2, 2005, the Company, through Comstock Carter Lake, L.C. (the “Carter Lake Subsidiary”), a wholly-owned subsidiary of the Company, completed its due diligence and formally committed to an acquisition to be made pursuant to the Agreement of Purchase and Sale, dated June 23, 2005 (as amended, the “Purchase Agreement”), by and between Carter Lake Subsidiary and ER Carter, L.L.C., a Delaware limited liability company (the “Seller”).  The Purchase Agreement provides for the acquisition of an apartment property known as Carter Lake Apartments located in Reston, Virginia for a purchase price of approximately $36.2 million.  The Company, through Carter Lake Subsidiary, now intends to proceed to settlement on the acquisition.

Carter Lake Apartments is currently a 258-unit apartment complex consisting of one and two bedroom apartments.  The Company plans to redevelop the community and convert the apartments to condominium units and sell those converted and upgraded units to the public.  The Purchase Agreement provides for the payment in full of the $36.2 million purchase price on the closing date, which is currently scheduled for December 2005.

Item 9.01.              Financial Statements and Exhibits.

(a)	Exhibits.

	Exhibit Number	Description

	99.1	Press Release by Comstock Homebuilding Companies, Inc., dated September 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2005

COMSTOCK HOMEBUILDING COMPANIES, INC.

	By:	/s/ Jubal R. Thompson
Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated September 9, 2005.